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                                                                   EXHIBIT 10.18



            REGIONS FINANCIAL CORPORATION MANAGEMENT INCENTIVE PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 1999

I.       PURPOSE OF THE PLAN

         The purpose of the Plan is to:

         A. Optimize the soundness, profitability and growth of Regions Financial Corporation (the "Company");

         B. Promote and encourage excellence in the performance of individual responsibilities; and

         C. Provide an incentive opportunity and ensure appropriate total cash compensation for those members of management who are positioned to make significant contributions to the Company's success.

II.      PLAN ADMINISTRATION

         The Committee shall be responsible for the management and administration of the Plan. The Committee has full authority to interpret, apply, and administer the Plan as it may be deemed to be in the best interests of the Company and its shareholders. The Committee may delegate certain administrative responsibilities as it deems appropriate to officers of the Company. Any decision by the Committee relating to the Plan or to awards thereunder shall be final and binding on the Participants.

III.     PARTICIPATION IN THE PLAN

         A. The Committee shall, with respect to each Plan Year, determine which employees of the Company shall participate in the Plan for that Plan Year, based upon recommendations from the Chairman. Selection of Participants shall be made from among those senior Company staff members who are deemed to be sufficiently experienced and capable of making significant contributions to the Company. Participation is conditional; participation in one Plan Year does not guarantee participation in successive years. With respect to any employee of the Company who is a member of the Executive Advisory Council, selection of that employee to be a Participant shall be made no later than March 31 of the Plan Year to which participation relates, and shall be made in writing.

         B.       Participation Tiers

         The Committee shall assign all Participants to Participation Tiers on the basis of their roles and responsibilities and/or Base Compensation grade for the Plan Year to which participation relates. With respect to any Participant who is a member of the Executive Advisory



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Council, assignment of the Participant to a Participation Tier shall be made no later than March 31 of the Plan Year to which participation relates, and shall be made in writing.

         C. Within each Participation Tier, Participants shall be assigned performance goals related to corporate, regional, unit and personal goals. With respect to any Participant who is a member of the Executive Advisory Council, the Committee's assignment of goals to that Participant shall be made by March 31 of the Plan Year to which the goals relate, and shall be in writing.

         D. For each Participation Tier, the Committee shall determine the target award opportunities that shall apply to Participants in that Participation Tier. Target award opportunities shall be expressed as a percentage of Base Compensation. The maximum target award permissible under the Plan shall be 60%. With respect to any Participant who is a member of the Executive Advisory Council, the determination of the target award opportunity applicable to that Participant shall be made by March 31 of the Plan Year to which the target award applies, and shall be in writing.

         E. Depending upon the extent to which performance goals are met or exceeded, the actual award opportunities for a Participant shall range from no award to a maximum of two times the target award opportunity, according to the provisions of Section IV.

IV.      PERFORMANCE CRITERIA AND ANNUAL PLAN THRESHOLD

         A. Company performance. The Committee shall establish corporate, regional, and unit performance goals based on consolidated income before securities transactions, return on assets, return on equity, average loan growth, deposit growth, and other quantifiable financial objectives.

         B. Personal performance. Personal performance goals shall consist of annually established objectives and such other identified key aspects of performance as may be determined to be appropriate for the Participant.

         C. Each Plan Year the Committee will establish performance goals that define the range of performance which the Plan will recognize for the Plan Year to which the goals relate. With respect to any Participant who is a member of the Executive Advisory Council, such performance goals shall be in writing and shall be established before the earlier of (i) the date on which the outcome under the goals is substantially certain or (ii) March 31 of the Plan Year to which the goals relate. Corporate performance goals shall be recommended by the Chairman or Vice Chairman. Regional goals and unit bank goals shall be approved by the Regional Presidents. Corporate performance goals and regional goals must also be approved by the Chairman and the Committee. Personal performance goals shall be established by the Participant's manager and the next higher level of management, subject to the overall review and approval by the Chairman.

         D. If the Participant is a member of the Executive Advisory Council, Company performance goals and personal performance goals established by the Committee shall be objective performance goals within the meaning of Section 162(m) of the Internal Revenue Code and treasury regulations promulgated thereunder. Pursuant to those regulations, a performance


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goal shall be considered objective only if a third party having knowledge of the relevant facts could determine whether the goals have been met. Furthermore, and notwithstanding any other provision of the Plan to the contrary, once the Committee has established performance goals for a Participant who is a member of the Executive Advisory Council, the Committee shall have no discretion to (i) increase the amount of compensation that would otherwise be due upon the attainment of the goals or (ii) alter the goals for the Plan Year to which they relate.

         E. Levels of goal achievement shall be characterized as (i) threshold achievement, below which no award is payable; (ii) target achievement, or; (iii) maximum achievement, above which no additional award is payable.

         F. The Chairman shall recommend, subject to the approval of the Committee, the threshold, target, and maximum levels of achievement with respect to a Plan Year. The Chairman shall also recommend, subject to the approval of the Committee, specific floors and caps on these levels of achievement. With respect to Participants who are members of the Executive Advisory Council, threshold, target, and maximum levels shall be established by the Committee, in writing, no later than March 31 of each Plan Year, and shall remain in effect for the remainder of the Plan Year.

         G. For each Performance Tier, the Committee shall assign weightings to indicate the relative importance of each criterion in determining incentive awards earned under the Plan. The sum of weightings assigned to any Participant must equal 100%. These weightings may vary from Plan Year to Plan Year, and shall be based on recommendations by the Chairman or Vice Chairman subject to approval by the Committee. With respect to any Participant who is a member of the Executive Advisory Council, the Committee shall assign such weightings on or before March 31 of each Plan Year, and such weightings shall remain in effect for the remainder of the Plan Year.

V.       PLAN ADMINISTRATOR'S DISCRETION

         The Committee, as plan administrator, is authorized to administer the Plan, subject to and in accordance with the provisions set forth herein, and shall have all powers necessary and appropriate to enable it to properly administer the Plan, including but not limited to the power to:

         A. approve the establishment and range of corporate goals, recommendations regarding participation, the amounts of individual award pay-outs, and all matters relating to the day-to-day operation of the Plan;

         B. construe and interpret the Plan, establish rules and regulations, delegate such administrative responsibilities as it deems proper, and to perform all other acts it deems necessary to carry out the intent and purpose of the Plan;

         C. modify or amend the terms of the Plan, as it becomes appropriate;

         D. cancel the participation of any person who conducts himself in a manner which the Committee, in the exercise of reasonable discretion, determines to be inimical to the best interests of the Company;


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         E.       correct any defect, supply any omission, or reconcile any
inconsistency in the Plan, in the manner and to the extent it shall deem necessary; and,

         F. adopt and modify, as needed, guidelines for identifying Participation Tiers and Performance Criterion, assigning Participants to Participation Tiers and determining target awards for Participants within each Participation Tier.

         The Committee's determination under the Plan of the persons to participate and receive awards and the terms and conditions of such awards need not be uniformly applicable to all Participants, but may be made by the Committee on a selective basis among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated. The Committee shall have final approval authority over the payment of all awards under this Plan, whether individually or collectively.

VI.      PLAN FUNDING AND ACCRUALS OF AWARDS

         The Plan is unfunded and awards hereunder shall be paid from general corporate funds.

VII.     NEW PARTICIPANTS, PROMOTIONS, OR TRANSFERS

         All participation in the Plan is subject to approval by the Committee. Newly hired or promoted employees who enter positions which are considered to be eligible for participation in the Plan normally will enter the Plan on January 1 next following the date of hire or promotion. The Chairman, however, subject to approval by the Committee, may authorize immediate participation upon hire or promotion. In this event, Participants who enter the Plan during the Plan Year will receive awards calculated on a pro rata basis using the Base Compensation earned and levels of performance achieved for that eligible portion of the Plan Year.

VIII.    TERMINATION OF EMPLOYMENT

         If a Participant terminates employment during a Plan Year for any reason other than Retirement, Disability, or death, no award will be payable under the Plan.

         If a Participant's employment terminates during a Plan Year as a result of Retirement, Disability, or death, the Participant, his Beneficiary, or his estate will receive a pro-rata portion of the incentive award determined as of the end of the Plan Year. The proration will be based on the Participant's year-to-date Base Compensation for the Plan Year and the achieved levels of performance as of the end of the Plan Year. The pro-rated award will be paid at the same time as awards are paid to active Participants.

         If a Participant's employment terminates between the end of the Plan Year and the Award Payment Date for any reason other than willful dishonesty or gross misconduct, the full award earned as of December 31 of the Plan Year will be paid. If the Participant's employment is terminated during this period for willful dishonesty or gross misconduct, no award will be payable.


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IX.      MISCELLANEOUS PROVISIONS

         A. Nonalienation of benefit. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

         B. Withholding of taxes. The Company shall have the right to deduct from any award payable under this Plan all applicable withholding and employment taxes at such times as they are due.

         C. Establishment of Base Compensation. All awards under the Plan shall be calculated on Base Compensation earned during the Plan Year.

         D. Other benefit plans. No awards, payments, or benefits paid under this Plan shall be taken into account in determining any benefits under any retirement, profit-sharing, or other employee benefit plan to which the Company contributes.

         E. Plan expenses. Any expenses incurred in the administration of this Plan shall be borne by the Company.

         F. Right to continued employment. Participation in this Plan shall not be construed as giving any Participant the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss any Participant with or without cause, such dismissal to be free from any liability or any claim under the Plan, except as provided herein.

         G. Construction of the Plan. The Plan shall be governed and interpreted in accordance with the laws of the State of Alabama, and shall be binding on and inure to the benefit of any successor or successors of the Company.

         H. Headings. The heading and subheadings in the Plan have been inserted for convenience and reference only and are not to be used in construing the instrument or any provisions hereof.

         I. Number and gender. The masculine pronoun used shall include the feminine pronoun and the singular number shall include the plural number unless the context of the Plan requires otherwise.

         J. Power to amend and terminate the Plan. The Committee may, at any time, without the need for obtaining approval of the shareholders, by an instrument in writing, suspend or terminate the Plan, in whole or in part, or amend it in such respects as the Committee, in its sole discretion, deems appropriate and in the best interests of the Company; provided, however, that shareholder approval shall be required for any amendment that changes the material terms of the Plan applicable to any Participant who is a member of the Executive Advisory Council.


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X.       DEFINITIONS

         When used herein, the following words and phrases shall have the meanings set forth below, unless a different meaning is clearly required by the context of the Plan.

         A. Award Payment Date shall mean the date on which incentive awards are paid to Participants, which may not be later than March 31 of the year following the Plan Year.

         B. Base Compensation shall mean income provided to the Participant for services rendered, also referred to as base salary, excluding overtime, commissions, awards from other incentive programs, Company contributions to fringe benefit programs (other than pre-tax contributions by employees to plans maintained under Sections 125 or 401(k) of the Internal Revenue Code), and other "non-salary" income.

         C. Beneficiary shall mean the person or persons designated by the Participant to receive amounts payable under the Plan in the event of the Participant's death.

         D. Committee shall mean the Directors Personnel Committee of the Board of Directors of Regions Financial Corporation.

         E. Company shall mean Regions Financial Corporation, its affiliates and subsidiaries, or any successor(s) thereto.

         F. Deferred Award shall mean that portion of an award which is held for payment at a designated future time in accordance with the provisions of the Regions Financial Corporation Optional Deferred Compensation Plan for Management Employees.

         G. Disability shall mean a physical or mental condition which renders the Participant incapable of performing the work for which he was employed or similar work, as evidenced by eligibility for and actual receipt of benefits payable under the Company's long-term disability program and/or Social Security.

         H. Executive Advisory Council shall mean the management committee of the Company, the membership of which is determined from time to time by the Chairman and CEO. As of the date of this amendment and restatement of the Plan, membership on the Executive Advisory Council consisted of the Chairman and CEO, the Vice Chairman/Executive Financial Officer, and the Regional Presidents.

         I. Participant shall mean any employee who is selected from the ranks of senior company staff who is selected by the Committee to be a member of the Plan, based on experience and capability.

         J. Participation Tier shall mean the level of participation assigned to each member of the Plan, based generally on the Participant's roles and responsibilities and/or Base Compensation, which determines the amount of the award in terms of a percentage of Base Compensation.


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         K.       Performance Criteria shall mean those specific financial
statement items and personal goals which are determined to be the measurements of performance success in a given Plan Year.

         L. Plan shall mean the Regions Financial Corporation Management Incentive Plan, as set forth herein or in any amendments hereto.

         M. Plan Year shall mean any performance period which begins on January 1 and ends on December 31, i.e., the calendar year.

         N. Retirement shall mean the cessation of active employment by a Participant, whether such cessation is designated as "normal" (at age 65) or "early" (prior to age 65) retirement under the terms and conditions of the Regions Financial Corporation Retirement Plan.

         IN WITNESS WHEREOF, Regions Financial Corporation has caused this Amended and Restated Management Incentive Plan to be executed as of this the 1st day of January, 1999.

                               REGIONS FINANCIAL CORPORATION


                               By: /s/ CARL E. JONES, JR.
                                  ---------------------------------------------
                                  Name:  Carl E. Jones, Jr.
                                  Its: President and Chief Executive Officer


                               ATTEST:


                               /s/ SAMUEL E. UPCHURCH, JR.
                               ------------------------------------------------
                               Name: Samuel E. Upchurch, Jr.
                               Its: Corporate Secretary


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